CHANGE IN TERMS AGREEMENT

Borrower:         US Global Nanospace, Inc.          Lender:  USDR(NV), Inc.
                  f/k/a US Global Aerospace, Inc.
                  2533 N. Carson St., Suite 5107
                  Carson City, NV  89706

Principal:        Amounts up to $500,000.00          Interest Rate:    10.000%

Loan Date:        June 6, 2003

Maturity:         October 31, 2004

Date of Agreement: October 30, 2004

                      DESCRIPTION OF EXISTING INDEBTEDNESS

A Revolving Promissory Note dated June 6, 2003 in original principal amounts up to $125,000.00, increased for amounts up to $500,000.00 on June 11, 2004.

                         DESCRIPTION OF CHANGE IN TERMS

The maturity date of this Note is being extended to December 31, 2004. All other terms and conditions remain unchanged.

                                 PROMISE TO PAY

US Global Nanospace, Inc. f/k/a US Global Aerospace, Inc., ("Borrower") promises to pay to USDR(NV), Inc. ("Lender"), the principal balance then outstanding, together with interest at the rate of 10.000% per annum on the unpaid principal balance from June 6, 2003, until paid in full.

                                     PAYMENT

Borrower will pay these loans in one principal payment of the balance then outstanding, plus interest on or before December 31, 2004. This payment due on December 31, 2004 will be for all principal and all accrued interest not yet paid. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest, than to principal. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.

                             SUCCESSORS AND ASSIGNS

This agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.


BORROWER:                               LENDER:


US Global Nanospace, Inc.,              USDR(NV), Inc.
f/k/a US Global Aerospace, Inc.


By: /s/ John Robinson                   By: /s/ Julie Seaman
  ----------------------------------       -------------------------------------
  John Robinson, Chairman                  Julie Seaman, Secretary